Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

Mastech Holdings, Inc.

The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, March 7, 2012 unless the Offer is extended.

As set forth in the Offer to Purchase (as defined below), this form (or a facsimile hereof) must be used to accept the Offer (as defined below) if (i) certificates representing shares of Common Stock, par value $0.01 per share (the “Shares”), of Mastech Holdings, Inc., a Pennsylvania corporation (the “Company”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit certificates representing Shares and any other required documents to reach BNY Mellon Shareowner Services, the depositary for the Offer, prior to the expiration date of the offer. This Notice of Guaranteed Delivery may be delivered by hand to, and must be received by, the Depositary by the expiration date of the offer, or transmitted by facsimile transmission or mail to the Depositary by the expiration date of the offer, and must include a signature Medallion guarantee by an “eligible institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase (Section 3 — Procedure for Tendering Shares). Delivery of these documents to the Depositary’s post office box on the Expiration Date does not constitute receipt by the Depositary.

The Depositary for the Offer is:

BNY Mellon Shareowner Services

480 Washington Boulevard, 27th Floor

Jersey City, NJ 07310

By First Class Mail:	By Registered, Certified or Express Mail, Overnight Courier or by Hand:
BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

By Facsimile Transmission:

(For Eligible Institutions Only)

(201) 680-4626

To Confirm Facsimile Transmissions:

(201) 680-4860

(For Confirmation Only)

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above will not constitute a valid delivery.

This form is not to be used to Medallion guarantee signatures. If a signature on a Letter of Transmittal is required to be Medallion guaranteed by an “Eligible Institution” under the instructions thereto, such signature Medallion guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Mastech Holdings, Inc., a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 7, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Signature(s):

Name(s) of Record Holder(s):

Please Print or Type Number of Shares:

Certificate Number(s) (If Available):

Dated:                     , 2012

Address(es):

Include Zip Code

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer: ☐

Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934 (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days after the date hereof.

NAME OF FIRM

ADDRESS

ZIP CODE

AREA CODE AND TELEPHONE NUMBER

AUTHORIZED SIGNATURE

Name:

PLEASE PRINT OR TYPE

Title:

Date:                     , 2012

NOTE:	DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.